CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280453 on Form S-6 of our report dated August 21, 2024, relating to the financial statement of FT 11629, comprising Market Strength Allocation Opportunity Portfolio, Series 31, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 21, 2024